EXHIBIT "A"

THIS NOTE AND THE SECURITIES ISSUABLE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

AS AMENDED
EDISON NATION INC.
SUBORDINATE SECURED NOTE

$200,000 **Effective May 19, 2020**

FOR VALUE RECEIVED, Edison Nation Inc., a Nevada corporation (the "Maker" or "Company"), promises to pay to 32 Entertainment LLC (the "Lender" or "Holder") in lawful money of the United States of America or Common Stock of the Company the principal sum of Two Hundred Thousand Dollars US ($200,000), together with interest from the date of this Subordinate Secured Note (this "Note") on the unpaid principal balance at a rate equal to 16% per annum computed on the basis of 360 days a year, as simple interest. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on May 31, 2021 (the "Maturity Date") or such earlier date as this Note is permitted to be repaid as provided hereunder.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Payments

   a. Interest. Holder shall be entitled to receive, and Company shall pay simple interest on the outstanding principal amount of this Note at an annual rate of sixteen percent (16%) from the date of this Amended Note through the Maturity Date.

   b. Mandatory Prepayment. On or before May 28, 2020, the Company shall prepay $50,000 toward the principal sum, plus interest in the amount of $6,250 for a total of $56,250. Otherwise there is no prepayment penalty.

2. Ranking/Subordination. The Company and Holder acknowledge and agree that the Note ranks junior and is subordinate to all obligations of the Company relating to its secured credit facility, working capital, operating and the SBA Paycheck Protection Program debt.

3. Security Interest. This Note is secured by all of the Company's unencumbered unsecured assets. So long as this Note remains outstanding, the Company agrees to (i) do, observe and perform or cause to be done, observed and performed all of its obligations and all matters and things necessary to be done, observed and performed for the purpose of maintaining the Collateral in good condition, including complying with and maintaining in effect all licenses, approvals and permits and all contracts and contract rights related to the Collateral and (ii) upon the reasonable request of Holder, execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note with respect to the Collateral.

4. Covenants. As long as any portion of this Note remains outstanding, unless the Required Holders shall have otherwise given prior written consent, the Company shall not, directly or indirectly:

a. other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b. other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

5. Payment of Principal and Interest. Payments of accrued and unpaid interest shall be due and payable in arrears on or before the last Business Day of each calendar quarter of each year. The outstanding principal amount all accrued unpaid interest thereon and any other amounts owed under each Note, if not sooner paid, shall be due and payable on the Maturity Date.

6. Prepayments. Other than mandatory prepayment set forth in Section 1(b), the Maker, at its sole discretion, reserves the right to prepay, prior to the Maturity Date, all or any part of the principal of the Notes without penalty.

7. Maturity Date means May 31, 2021.

8. Manner of Payment upon Maturity. On the Maturity Date, payment of principal and accrued and unpaid interest on this Note will be made by delivery of a check to Payee at Payee's address set out in the Note Agreement or by wire transfer pursuant to instructions from Payee. The payoff on the Maturity Date, including all principal and interest, is $232,000.

9. Default. The occurrence of any of the following shall constitute an "Event of Default" under this Note:

a. Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note on the date due and such payment shall not have been made within five (5) Business Days of the Company's receipt of written notice by the Required Holders of such failure to pay; or

b. Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note (other than those specified in Section 9(a) hereof) the failure of which would have a material adverse effect on the Company and such failure shall continue for thirty (30) days after the Company's receipt of written notice by the Required Holders to the Company of such failure; or

c. Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

d. Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement.

10. Rights of Holder upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 9 hereof and at any time thereafter during the continuance of such Event of Default, Holder may, with the written consent of the Required Holders, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable, and take possession of and exercise control over, to the fullest extent permitted by law, any Collateral, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence of any Event of Default described in Section c and Section d hereof, immediately and without notice, all principal and accrued and unpaid interest hereunder shall automatically become immediately due and payable, and the Holder may take possession of and exercise control over, to the fullest extent permitted by law, any Collateral, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the

occurrence and during the continuance of any Event of Default, Holder may exercise any other right power or remedy permitted to it by law, either by suit in equity or by action at law, or both.

Notwithstanding the immediately preceding sentence, if a Default is in respect of a bankruptcy or insolvency proceeding the principal of this Note, and all accrued and unpaid interest, shall automatically become immediately due and payable. In addition, Payee may institute judicial proceedings for the collection of the amounts due and may prosecute such proceeding to judgment or final decree, and may enforce the same against Maker and collect the amount due (together with reasonable costs of collection, including reasonable attorney's fees and expenses) adjudged or decreed to be payable in the manner provided by law out of the property of Maker. Payee may also exercise the rights of a secured party under the Uniform Commercial Code then in effect in Nevada and under the terms of the other transaction documents and may exercise any and all other rights Payee may have at law or in equity The default rate of interest is 21% per annum.

11. Equity Consideration.

a. **Origination Shares:**

1. RSUs. The Company shall issue 40,000 Restricted Stock Units to Lender, with put features giving Lender the right to convert the RSUs to shares of common stock of the Company. The terms and conditions of the RSUs may be set forth in a separate document.
2. The 40,000 RSUs are in addition to the 10,000 Restricted Stock Units already vested from the December 4, 2019 Senior Secured Note.

b. **Cancellation of Warrants:** Any and all warrants previously issued in connection with the December 4, 2019 Senior Secured Note shall be cancelled, voided and/or returned to the Company.

12. Other terms and conditions of this Note:

a. Maximum Rate: Regardless of any provision in this Note or the Note Agreement it is the intention of Maker and Payee that Payee not (a) contract for, charge, take, reserve, receive or apply, as interest on all or any part of the principal amount of this Note any amount in excess of the Maximum Rate or the Maximum Amount or (b) receive any unearned interest in violation of any applicable law. If any acceleration of the maturity of this Note produces a rate in excess of the Maximum Rate or if the Payee shall for any reason receive any such unearned interest or if any transaction contemplated hereby would otherwise be usurious under applicable law, then (i) the aggregate of all interest under applicable usury laws that is contracted for, charged, taken, reserved, received or applied under this Note, or otherwise, shall under no circumstances exceed the Maximum Amount, (ii) neither Maker nor any other Person shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Amount, (iii) any excess or unearned interest shall be deemed to be and shall be treated as a partial

prepayment or repayment of principal and any remaining excess or unearned interest will be refunded to Maker, and (iv) the provisions of this Note immediately shall be deemed reformed, without the necessity of the execution of any new document or instrument, so as to comply with all applicable usury laws.

b. Consent to Amendments: This Note may be amended, and Maker may take any action prohibited by this Note or the Note Agreement, or omit to perform any act it is required to perform by this Note or the Note Agreement, if and only if Maker obtains the written consent from 32 Entertainment LLC.
c. Successors and Assigns: All covenants and agreements in this Note by or on behalf of Maker and the Payee shall bind and inure to the benefit of the Maker's and Payee's respective successors and assigns.
d. Notices: All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service, by e-mail or by facsimile) to the address, e-mail address or facsimile telephone number set forth beneath the name of such party on its signature page to this Agreement (or to such other address, e-mail address or facsimile telephone number as such party will have specified in a written notice given to the other parties hereto).
e. Severability Clause: In case any provision in this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions in such jurisdiction shall not in any way be affected or impaired thereby; provided that such construction does not destroy the essence of the bargain provided for under this Note or the Note Agreement.
f. Governing Law: This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the internal laws of the State of Nevada (without regard to principles of choice of law).
g. Waivers: Maker and all sureties, endorsers and guarantors of this Note waive and right to notice of default or demand, presentment for payment, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and any other notice not specifically required under this note. Failure to exercise any remedy under this Note does not constitute a waiver of such remedy.
h. Dispute Resolution: All claims, disputes, and controversies arising out of or in relation to the performance, interpretation, application, or enforcement of this Agreement, including but not limited to breach thereof, shall be referred to mediation before, and as a condition precedent to the initiation of any adjudicative action or proceeding, including arbitration. In the event the parties are unable to settle any dispute through mediation within thirty (30) days of one party notifying the other party of the dispute, such dispute shall be settled by arbitration before the American Arbitration Association under its then applicable rules. The arbitration proceeding will take place in Phillipsburg, New Jersey and such proceeding shall be before a single arbitrator who is mutually agreeable to the Maker and the Payee. If the Maker and the Payee are unable to agree on an arbitrator within thirty (30) days after either party first proposes an arbitrator to conduct the proceeding, then each party shall select an arbitrator and the two

arbitrators shall select a third arbitrator, which third arbitrator shall conduct the proceeding. The decision of the arbitrator shall be final and binding upon the parties. The arbitrator shall render his award not later than thirty (30) days after the conclusion of the hearing. The decision and award shall be in writing, and counterpart copies shall be delivered to each of the parties. In rendering an award, the arbitrator shall have no power to modify any of the provisions of this Agreement, and the jurisdiction of the arbitrator is expressly limited accordingly. Judgment may be entered on the award of the arbitrator and may be enforced in any competent court having jurisdiction.

i. Transaction Documents: means this Note and other related documents executed in connection with the Note. The Company agrees to execute other agreements or documents to effectuate the terms and conditions of this Note.
j. Attorney Fees: The Company shall pay Lender's attorneys' fees in connection with review of this Note and related documents in connection with the Note.

THIS NOTE AND OTHER RELATED DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN MAKER AND PAYEE AND MAY NOT BE CONSTRUED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGE(S) TO FOLLOW]

BY SIGNING BELOW, THE PARTIES AGREE TO THE TERMS AND CONDITIONS OF THIS NOTE

MAKER – THE COMPANY
EDISON NATION, INC.

DocuSigned by:
Chris Ferguson

By: Chris Ferguson, CEO

Address:
909 New Brunswick Ave
Phillipsburg, NJ 08865
E-Mail:
cferguson@edisonnation.com

LENDER – PAYEE

32 ENTERTAINMENT, LLC

By: Robert Wolf, Founder and Authorized Agent

Address:
9 Westerleigh Road, Purchase, NY 10577
E-Mails;
Rwolf@32advisors.com

Copy to: Nirel Levi
nlevi@32advisors.com